Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Directors and Shareholders of
Federated Stock and Bond Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 100 to Registration Statement 2-10415 of Federated Stock and Bond Fund, Inc. of our report dated December 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

By:   Deloitte & Touche LLP /s/
     Deloitte & Touche LLP

Boston, Massachusetts
December 23, 1999